                                                                    Exhibit 10.7

                                 AFFILIATION AGREEMENT

     This AFFILIATION AGREEMENT (this "Agreement") is entered into as of this 10th day of November 1997 between JAMtv Corporation, a Delaware corporation ("JAMtv"), and Straight Arrow Publishers Company, L.P., a Delaware limited partnership ("Wenner Media").

                                 RECITALS:

     A. Wenner Media and JAMtv desire to enter into the agreements described herein providing for the integration of the Rolling Stone Content (including certain content of Rolling Stone magazine and the Rolling Stone Online website at the Rolling Stone URL) into the JAMtv Music Network to create the Rolling Stone Network. Capitalized terms used in this Agreement have the meanings ascribed to them in Section 1 below.

     B. Subject to the satisfaction of the conditions precedent set forth herein and subject to the other terms and conditions set forth in this Agreement and the other Affiliation Agreements:

     (i) JAMtv and Wenner Media will commence and consummate the integration of Rolling Stone Online into the JAMtv Music Network in accordance with the Launch Schedule to create the Rolling Stone Network;

     (ii) JAMtv will provide the JAMtv Hosting Services and present the JAMtv Content and the Rolling Stone Content on the Rolling Stone Network;

     (iii) Wenner Media will deliver the Rolling Stone Content to JAMtv, grant or cause the grant of the Wenner Media Licenses to JAMtv, and pay certain merchandising commissions to JAMtv;

     (iv) Wenner Media will provide certain advertising and promotion services and opportunities to JAMtv in connection with Rolling Stone magazine, as well as access to certain promotional programs, as appropriate.

     (v) JAMtv will be responsible for paying the License Fees and certain advertising commissions to Wenner Media and for delivering a Warrant to Wenner Media which provides for the purchase of certain shares of common stock of JAMtv; and

     (vi) from and after the Launch Date, among other things, the Rolling Stone URL and the JAMtv URL will be integrated into and/or will point to the Rolling Stone Network.

     NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein by this reference), the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAMtv and Wenner Media hereby agree as follows:

     1.  Defined Terms.  As used in this Agreement, the following capitalized
         -------------
terms shall have the meanings set forth below unless otherwise defined herein. All of the Affiliation Agreements referenced below are of even date herewith unless otherwise expressly dated below.

          "Affiliation Agreements" means, collectively, this Agreement, the Escrow Agreement and the Warrant.

          "America Online" means America Online, Inc., together with its successors, assigns, and affiliates.

          "AOL Rolling Stone Site" means the online site with America Online which features certain exclusive Rolling Stone Content and other non-exclusive Rolling Stone Content (such as .WAV files of record reviews) and uses certain of the Rolling Stone Trademarks.

          "Archival Rolling Stone Content" means the archival and historical Rolling Stone Content or derivatives thereof which are or will be digitized, formatted, modified, recorded, or otherwise manipulated or stored by JAMtv to render such Rolling Stone Content suitable for use with the Rolling Stone Network in accordance with Section 2.

          "Confidential Information" means the trade secrets or other information of a confidential nature of a party hereto, including, without limitation, such information, arising from such party's business, customers, or Proprietary Rights, and whether or not owned by such party or held in confidence by such party under an obligation of confidentiality with a third party.

          "Default" means a default by a party under this Agreement, as specified in Section 19, or under one of the other Affiliation Agreements.

          "Escrow Agreement" means that certain Escrow Agreement among JAMtv, Wenner Media, and American National Bank and Trust Company of Chicago, in the form attached hereto as Exhibit A.

          "Escrow License Fees" means the License Fees subject to deposit under the Escrow Agreement in accordance with paragraph (d) of Section 9.

          "First Payment Date" means the date of the first Scheduled License Fee payment payable hereunder in accordance with paragraph (a) of Section 9.

          "Initial Term" means the initial three (3) year term of this Agreement specified in paragraph (a) of Section 18.

          "Interactive Network" means the Internet, the World Wide Web and online services (e.g., CompuServe, Prodigy, Microsoft Network, and Snap),
                      ----
     accessed through any interactive electronic means of distribution or transmission now or hereafter known, including without limitation computer networks, cable networks, fiber optic networks, satellite networks, and wireless interactive networks; and Internet-dependent or enabled CDs, CD-ROMs and DVDs, the principal purpose of which is obtaining, supplementing and updating information and multimedia assets that are being provided online.

          "JAMtv Content" means (exclusive of JAMtv's rights in the Rolling Stone Content) all of JAMtv's: (a) copyrights, whether or not registered, registrations thereof, applications for registration thereof, and all secondary and subsidiary rights therein; (b) service marks, trademarks, trade dress, registrations thereof, and applications for registration thereof, together with the goodwill symbolized thereby and connected therewith; (c) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video recordings, copyrightable subject matter, works of authorship, trade secrets (including without limitation customer and vendor lists), and other proprietary rights; (d) all rights under copyright and moral rights associated with the foregoing; (e) all renewals, extensions, continuations, derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing; (f) all publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and (g) all rights corresponding to the foregoing throughout the world; all of the foregoing which any of JAMtv or its employees, consultants or representatives has created or may hereafter create, has licensed or may hereafter license, or has acquired or may hereafter acquire, in any form and on any medium now known or hereafter developed, whether tangible, printed, recorded, digitized, fixed, stored, electronic, or otherwise embodied, and including, without limitation, such content described on
     Schedule 1 hereto.
     ----------

          "JAMtv Hosting Services" means the services provided by JAMtv in accordance with Section 2.

          "JAMtv Music Network" means the interactive multimedia site on the Interactive Network currently hosted by JAMtv at the JAMtv URL or any other location or site on the Interactive Network through which JAMtv places, broadcasts, downloads, transmits, or distributes JAMtv Content (or, after the Launch Date, any Rolling Stone Content pursuant hereto), together with any affiliated radio station sites and participating venue sites on the Interactive Network.

          "JAMtv URL" means the uniform resource locator `http://www.jamtv.com' and any and all extensions thereof.

          "Launch Date" means the completion date of the initial integration of the JAMtv Music Network and Rolling Stone Online into the Rolling Stone Network, as mutually accepted by JAMtv and Wenner Media.

          "Launch Schedule" means the tasks to be performed by JAMtv and Wenner Media to commence and consummate the integration of Rolling Stone Online, the Rolling Stone Trademarks, and the Rolling Stone Content into the JAMtv Music Network to create the Rolling Stone Network and the time line therefor, as such tasks and time line are more particularly described in
     Section 2 and on Schedule 1.
                      ----------

          "License Fees" means the Scheduled License Fees and the Trigger License Fee.

          "Microsoft Button" means the Interactive Network enabled link from Microsoft Corporation's Internet Explorer 4.0 (and later versions, when available), which presently points to the Rolling Stone Online site maintained by Wenner Media at the Rolling Stone URL and which shall (in accordance with paragraph (c) of Section 8) point to the Rolling Stone Network from and after the Launch Date.

          "MusicNet" means a prior joint venture of Wenner Media (which is no longer operating or in existence, and is commonly referred to by Wenner Media as `MusicNet') involving Rolling Stone Content, including specifically recorded interviews with various artists (which interviews are the property of Wenner Media but not currently in its possession).

          "Net Revenue" means aggregate gross invoice amounts minus standard discounts and actual returns.

          "Network Icon" means a printed icon or logo of type, style, and design to be mutually agreed upon between the parties for placement at certain designated locations in Rolling Stone magazine which will refer to related supplementary materials and multimedia assets available on the Rolling Stone Network in accordance with Section 8.

          "Proprietary Rights" means any copyright, trademark, trade name, trade dress, service mark, domain name, invention, discovery, patent, patent applications, trade secret, rights of publicity, and any other proprietary interests, including but not limited to rights in HTML and/or VRML code, CGI and/or Perl scripts, JavaScript code and Java code or applets and tools or techniques developed, page designs, layouts, graphic images, and/or styles, and page and/or form templates developed.

          "Qualified Public Offering" means a primary or secondary sale of shares of common stock of JAMtv to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, which shall be consummated where the aggregate net proceeds to JAMtv (after deducting underwriting discounts and commissions and expenses of the offering) from the offering of the shares of common stock so registered are at least $15,000,000.

          "Qualified Private Offering" means a private offering of equity securities of JAMtv which shall be consummated where the aggregate net proceeds to JAMtv from the offering of such securities are at least $15,000,000.

          "Renewal Term" means the subsequent five (5) year renewal term or any other renewal term of this Agreement specified in paragraph (b) of Section 18.

          "Rolling Stone Content" means the content of Wenner Media described on
     Schedule 2 hereto.
     ----------

          "Rolling Stone Merchandise" means merchandise (including without limitation books, magazine back issues, compact disks, and clothing) incorporating, embodying or displaying Rolling Stone Content or Rolling Stone Trademarks.

          "Rolling Stone Network" means JAMtv's interactive multimedia site(s) available on the Interactive Network (including without limitation any one or more alternatively named networks and/or sites available on the Interactive Network) resulting from the integration of Rolling Stone Online into the JAMtv Music Network pursuant hereto, as updated, modified, or supplemented from time to time.

          "Rolling Stone Online" means the World Wide Website hosted by Wenner Media before the Launch Date at the Rolling Stone URL for Rolling Stone Content and on which JAMtv shall after the Launch Date, pursuant hereto, place, broadcast, download, transmit, or distribute Rolling Stone Content (and JAMtv Content pursuant hereto).

          "Rolling Stone Trademarks" means the trademarks, service marks and logos listed on Schedule 3 hereto, and the trade dress of Rolling Stone
                     ----------
     magazine.

          "Rolling Stone URL" means the uniform resource locator
     `http://www.rollingstone.com' and any and all extensions thereof.

          "Scheduled License Fees" means the license fees payable by JAMtv in accordance with paragraphs (a), (b), (c), (d) and (e) of Section 9.

          "Term" means the Initial Term or any Renewal Term.

          "Third Party Restrictions" means the restrictions imposed by third parties on Wenner Media's rights in Rolling Stone Content provided by third parties, as such restrictions are more particularly described in paragraph
     (b) of Section 5.

          "Trigger Event" means either a Qualified Public Offering or a Qualified Private Offering occurring before the expiration or termination of the Initial Term or any Renewal Term.

          "Trigger License Fee" means the license fee payable by JAMtv in accordance with paragraph (f) of Section 9.

          "Warrant" means that certain Warrant, issued by JAMtv to Wenner Media, in the form attached hereto as Exhibit B.

          "Wenner Media Licenses" means the licenses and rights granted to JAMtv pursuant to this Agreement.

     2.  JAMtv Hosting Services.  JAMtv will install and host, at no cost to
         ----------------------
Wenner Media, the Rolling Stone Online site as redesigned and incorporated into the Rolling Stone Network on its servers in Chicago (or elsewhere) and use its best efforts to provide at all times commercially reasonable access at competitive speeds to the Rolling Stone Network for a reasonable number (expected to increase significantly over time) of simultaneous audio, video and database users located anywhere on the Internet. In accordance therewith, JAMtv will: (a) migrate and integrate Rolling Stone Online and other Rolling Stone Content (including, without limitation, the Rolling Stone Content on the AOL Rolling Stone Site which is not exclusively licensed to America Online) into the JAMtv Music Network to create the Rolling Stone Network; (b) digitize and integrate existing and future Rolling Stone Content (including, without limitation, the Rolling Stone Content on the AOL Rolling Stone Site which is not exclusively licensed to America Online and the Archival Rolling Stone Content) as it deems appropriate for use on the Rolling Stone Network; (c) maintain, support and further develop the Rolling Stone Network, including without limitation developing and acquiring new JAMtv programming, acquiring and maintaining such technological advances as are necessary to develop and maintain a competitive advantage in the field of music and related networks on the Interactive Network and consistent with the quality of the premiere music network on the Interactive Network; and (d) promote, distribute, and offer to sell Rolling Stone Merchandise on the Rolling Stone Network. JAMtv may, at any time, in its sole discretion after the Launch Date, change, expand, alter or redesignate the physical server(s) for the Rolling Stone Network (and associated servers for Rolling Stone Online, if any, and the JAMtv Music Network) as well as their physical locations in order to enhance, optimize, simplify, consolidate or otherwise integrate the performance and other operating characteristics of all of the sites on the Interactive Network which collectively constitute the Rolling Stone Network. The web site constituting the home page of the Rolling Stone Network shall be called the "Rolling Stone Network," unless the parties agree otherwise. JAMtv will also migrate, maintain and support, but not provide any content for, Wenner Media's US magazine, Men's Journal and Cease Fire Web sites at their respective URLs; provided that, Wenner Media will provide fractional page advertisements to JAMtv a minimum of four times per year in each of US magazine (one-third or one-half page ads) and Men's Journal (one-quarter or one-half page ads), the specific issues and placement to be determined in Wenner Media's sole discretion.

     3.  JAMtv Content. In accordance with and subject to the terms more
         -------------
particularly described on Schedule 1 attached hereto, JAMtv will make the JAMtv
                          ----------
Content available to the Rolling Stone Network.

     4.  Rolling Stone Content.   In accordance with and subject to the
         ---------------------
following terms and the terms more particularly described on Schedule 2 attached
                                                             ----------
hereto, Wenner Media will develop, create, and acquire, and make available to JAMtv, to the extent not prohibited by Third Party Restrictions, the Rolling Stone Content at no cost to JAMtv other than as expressly provided in this Agreement, provided Wenner Media possesses the necessary Proprietary Rights thereto.

          (a) Access and Delivery.  Wenner Media shall provide JAMtv, at
              -------------------
     reasonable times and from time to time, access to the facilities where Rolling Stone Content is or may be stored in order to access, copy, duplicate, digitize, retrieve, and utilize the Rolling Stone Content. Wenner Media shall provide JAMtv with reasonable assistance and technical support pursuant thereto including, without limitation, provision and shipping to JAMtv of recordings, CDs or other copies of the Rolling Stone Content or transmission thereof by electronic, satellite, Internet, or telecommunications means to JAMtv. JAMtv will have access to such new Rolling Stone Content to be published in Rolling Stone magazine on or before the on sale date which is included in the official Rolling Stone publishing schedule for the issue of Rolling Stone magazine in which such Rolling Stone Content is to appear. Wenner Media and JAMtv will provide to each other, at no cost to the other, access to and appropriate copies of statistics, charts, lists, sales figures, and other data related to activities on the Rolling Stone Network which each of them may obtain, purchase, develop or otherwise possess.

          (b) Form.  Wenner Media will provide JAMtv with (1) electronic, CD, or
              ----
     digital copies of Rolling Stone Content in server ready format (except for Archival Rolling Stone Content more than five years old which may be provided or delivered in whatever form it is presently available) and (2) color copies, of typeset quality, of all trademarks, service marks, design logos, and artwork comprising Rolling Stone Content.

          (c) Acquisition and Creation of Rolling Stone Content.  To the extent
              -------------------------------------------------
     consistent with Wenner Media's agreements with contributors, writers, photographers, promoters, artists, musicians, and other originators, creators, owners, and licensors of Rolling Stone Content, Wenner Media will in good faith develop, create, and acquire additional Rolling Stone Content upon terms consistent with the Wenner Media License granted hereunder. Wenner Media will in good faith use reasonable efforts to acquire such incremental or incidental rights necessary to use on the Rolling Stone Network, Rolling Stone Content to which it does not otherwise have the necessary Proprietary Rights sufficient to permit such use, whenever an opportunity to acquire such rights arises by virtue of any contract negotiations or discussions between Wenner Media and any originator, creator, owner, or licensor (or any agent or manager thereof) of rights covered by the definition of Rolling Stone Content (including without limitation such rights relating to any literary, artistic, or photographic contribution, interview, live performance, or studio session); provided that the incremental reasonable out-of-pocket costs associated therewith that Wenner Media would not otherwise incur in the ordinary course of business for Rolling Stone magazine or for the AOL Rolling Stone Site will be promptly reimbursed by JAMtv (provided that JAMtv has agreed in writing to such costs prior to their being incurred). Wenner Media shall notify JAMtv upon Wenner Media's acquisition of any significant new Rolling Stone Content out of the ordinary course of business and, provided it possesses the necessary Proprietary Rights sufficient to permit use thereof on the Rolling Stone Network, will make all such Rolling Stone Content readily available to JAMtv in accordance with paragraph (a) above. Wenner Media will also use reasonable efforts to assist JAMtv in identifying, soliciting and contracting with writers and other talent which the parties believe can make substantial contributions to the content on the Rolling Stone Network. Wenner Media and the Rolling Stone Online staff will assist JAMtv in developing new sections, areas, features, and other elements for the Rolling Stone Network including, without limitation, weekly events, trivia and photography games and quizzes, personals and polls online, celebrity chats, music critics round tables, and gossip columns. In addition, Wenner Media and the Rolling Stone Online staff will assist JAMtv in contacting and developing, with major third party Internet businesses (such as Yahoo, Excite, Infoseek, Microsoft Corporation, America Online, and Netscape), new brand opportunities, products and services for such items as branded Rolling Stone Network webcasts for Yahoo, branded Rolling Stone Network interviews, and branded Rolling Stone Network online celebrity chats.

          (d) Rolling Stone Staffing. Wenner Media will maintain a sufficient
              ----------------------
     Rolling Stone Online staff throughout the Term to meet its content production responsibilities under this Agreement. Wenner Media, at JAMtv's expense (other than two trips per year at Wenner Media's expense, staff to be sent at Wenner Media's discretion) will direct appropriate senior members of the Rolling Stone Online staff to visit JAMtv offices in Chicago on a regular basis to plan and coordinate the activities of the parties in providing the content for the Rolling Stone Network and will provide one or more work spaces in the Wenner Media offices in New York to be used from time to time by JAMtv personnel in connection with their visits to New York for similar coordination and planning meetings, which work spaces need not be the same on each visit.

     5.  Content License.
         ---------------

          (a) Grant.  Subject to the Third Party Restrictions, Wenner Media
              -----
     hereby grants to JAMtv an exclusive (as defined in Section 12 hereof) worldwide license to and right to use and exploit the Rolling Stone Content (including without limitation through the reproduction, translation, printing, adaptation, modification, reformatting, publishing, alteration, digitizing, capturing, editing, cropping, combination, synchronization, exhibition, performance, display, and transmission thereof in any form and through any medium now known or later developed) in connection with the Rolling Stone Network and the design, operation, distribution, display, transmission, marketing, advertising, and promotion thereof. Notwithstanding the foregoing, JAMtv shall not sublicense any Rolling Stone Content to any entity reasonably deemed by Wenner Media to be a competitor of Wenner Media.

          (b) Third Party Restrictions.  JAMtv acknowledges that Wenner Media
              ------------------------
     does not possess all of the Proprietary Rights necessary to provide and license certain Rolling Stone Content for use on the Rolling Stone Network because certain Rolling Stone Content is subject to Third Party Restrictions. Wenner Media will, upon JAMtv's request, provide JAMtv with copies of documentation describing specific Third Party Restrictions or will disclose to JAMtv the nature, duration, scope, and other material terms of such Third Party Restrictions in reasonable detail. Wenner Media shall have no obligation to obtain all necessary rights to use such Rolling Stone Content in connection with the Rolling Stone Network unless it does so in the ordinary course of business in connection with Rolling Stone magazine or for the AOL Rolling Stone Site; provided that Wenner Media will in good faith use reasonable efforts to obtain such rights if JAMtv agrees in advance in writing to pay the reasonable out-of-pocket costs of Wenner Media associated therewith which Wenner Media would not otherwise have incurred in the ordinary course of business for Rolling Stone magazine or for the AOL Rolling Stone Site.

          (c) First Offer to JAMtv.  If Wenner Media is unable, despite its
              --------------------
     reasonable efforts, to acquire or license the rights covered by the definition of Rolling Stone Content pursuant to the preceding paragraphs, Wenner Media will reasonably cooperate with JAMtv to assist JAMtv in acquiring or licensing such rights.

     6.   Trademark License.
          -----------------

          (a) Grant.  Subject to the terms and conditions of this Agreement,
              -----
     Wenner Media hereby grants to JAMtv a right and license to use the Rolling Stone Trademarks and the Rolling Stone URL solely in connection with the Rolling Stone Network and the design, operation, distribution, display, transmission, marketing, advertising and promotion thereof.

          (b)  Quality Control.  Wenner Media shall have the right to exercise
               ---------------
     quality control over the Rolling Stone Network and JAMtv's use of the Rolling Stone Trademarks to that degree necessary, in the reasonable opinion of Wenner Media, to maintain the validity and enforceability of the Rolling Stone Trademarks and to protect the goodwill associated therewith. JAMtv shall, in its design, operation, distribution, display, transmission, marketing, advertising and promotion of the Rolling Stone Network, adhere to a level of quality at least as high as that established by Wenner Media in connection with Rolling Stone Online prior to the Launch Date, and to such reasonable standards and specifications as may be provided by Wenner Media to JAMtv from time to time.

          (c) Trademark Usage.  JAMtv shall use the Rolling Stone Trademarks in
              ---------------
     accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of the Rolling Stone Trademarks; and JAMtv shall not use the Rolling Stone Trademarks in any manner which might tarnish, disparage, or reflect adversely on Wenner Media or the Rolling Stone Trademarks. JAMtv shall use, in connection with the Rolling Stone Trademarks, all legends, notices and markings as required by law. JAMtv shall not materially alter the appearance of the Rolling Stone Trademarks on the Rolling Stone Network or in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials.

          (d) Conformance with Standards.  JAMtv shall, upon the request of
              --------------------------
     Wenner Media, submit to Wenner Media representative samples of all publicly distributed advertising materials using the Rolling Stone Trademarks prior to their initial distribution. In the event that Wenner Media finds that such advertising materials, or any materials included on the Rolling Stone Network, materially deviate from the standards and specifications provided to JAMtv by Wenner Media or from the standards of quality associated with Rolling Stone Online prior to the Launch Date, or that, in the reasonable opinion of Wenner Media, such materials misuse the Rolling Stone Trademarks, JAMtv shall, upon notice from Wenner Media, immediately, and no later than ten (10) days after receipt of Wenner Media's notice, take all measures reasonably necessary to correct the deviations or misrepresentation in, or misuse of, the respective items; provided, however, in the event Wenner Media reasonably determines that the defect poses a threat to the validity of the Rolling Stone Trademarks or to the goodwill associated therewith, JAMtv shall, upon notice from Wenner Media, immediately cease and desist all distribution, sale and marketing of the nonconforming items, and shall immediately remove such nonconforming items from the Rolling Stone Network and/or order its distributors and retailers to cease shipment and/or sale of such nonconforming items. If JAMtv fails to take such steps, Wenner Media shall have the right to terminate this Agreement pursuant to the terms of Section 20.

          (e) Cooperation.  JAMtv shall comply with such other reasonable
              -----------
     requests as are made by Wenner Media to enable Wenner Media to assure the quality of any materials on the Rolling Stone Network bearing any Rolling Stone Trademark. JAMtv agrees that it shall cooperate with Wenner Media to avoid confusion or conflict arising out of Wenner Media's or any other licensee's simultaneous use of the Rolling Stone Trademarks in connection with other products or services outside of the Interactive Network (but including the AOL Rolling Stone Site), and to resolve any such conflicts to the satisfaction of Wenner Media.

     7.  Allocation of Creative and Editorial Control.
         --------------------------------------------

          (a) Wenner Media.  Wenner Media shall have creative and editorial
              ------------
     control over all content of the Rolling Stone Network (other than the JAMtv Content) which shall be subject to the final review and edit of the editorial management of Rolling Stone Online. Without limiting the foregoing, the initial layout and design of the integrated Rolling Stone Network site (as of the Launch Date) and any subsequent changes thereto shall be subject to the artistic approval of Wenner Media which shall not be unduly delayed or unreasonably withheld.

          (b) JAMtv.  Except as set forth in paragraph (a) above, JAMtv shall
              -----
     have editorial and creative control over the JAMtv Content contained in the Rolling Stone Network, subject to paragraph (d) of Section 6. JAMtv may use the JAMtv trademarks on or in connection with the

     Rolling Stone Network solely to identify JAMtv as "producer," "distributor," "syndicator" or "host" of the Rolling Stone Network and only as approved in advance by Wenner Media, such approval not to be unreasonably withheld. JAMtv may, in its sole discretion, at any time, add, modify, change, delete, substitute or reschedule in whole or in part from time to time any and all aspects of the JAMtv Content, subject to paragraph
     (d) of Section 6.

     8.  Promotion and Advertising.
         -------------------------

          (a) In accordance with and in consideration of the terms more particularly described on Schedule 4 attached hereto, Wenner Media will in
                               ----------
     good faith promote the Rolling Stone Network, and the programming contained thereon. Such promotion duties shall include, without limitation, the preparation and inclusion in every issue of Rolling Stone magazine of an editorial column to be written and edited by Wenner Media, as more fully described on Schedule 4 attached hereto. Wenner Media will produce
                  ----------
     advertising copy for any commercial messages as Wenner Media uses to promote the foregoing. Wenner Media shall submit examples of all proposed advertisements and other promotional materials for the Rolling Stone Network to JAMtv for inspection, provided that Wenner Media will have the final right of approval with respect thereto.

          (b) Wenner Media shall immediately prior to the Launch Date undertake all steps necessary to assure that the Microsoft Button and the PointCast College Network at all times after the Launch Date permit all users thereof to seamlessly link to the Rolling Stone Network. JAMtv shall be responsible for all maintenance and support necessary to maintain the Microsoft Button and PointCast College Network links, respectively, to the Rolling Stone Network.

          (c) Wenner Media shall place an explanation of the Network Icon and examples of the Network Icon in each issue of Rolling Stone magazine, in a manner designed to encourage readers to access the Rolling Stone Network.
     A Network Icon shall be placed at such locations in the magazine as Wenner Media elects in its sole discretion, provided that Wenner Media shall place a Network Icon at the end of the music reviews section.

          (d) JAMtv and Wenner Media shall cooperate in good faith to jointly develop promotions in the field, as Wenner Media deems appropriate, on the Rolling Stone Network, in Rolling Stone magazine, and in other publications of Wenner Media, which are designed to increase the visibility, prominence, awareness and popularity of the Rolling Stone Network so as to increase traffic and attract advertisers to the Rolling Stone Network.

          (e) JAMtv and Wenner Media shall cooperate and participate in the following types of marketing promotions and co-marketing opportunities: (i) online promotions; (ii) press releases and public announcements (subject to paragraph (g) of Section 13); and (iii) reasonable inclusion in the other party's booths, presentations, presences, and promotions at trade shows, conferences, conventions, in print and on radio and/or television, and in marketing materials and advertising campaigns.

          (f) The services provided by the Rolling Stone Online staff in connection with the advertising and promotional services of Wenner Media described in the preceding paragraphs of this Section shall be without charge to JAMtv (except as expressly described on Schedule 4 hereto);
                                                       ----------
     provided that JAMtv shall bear any out-of-pocket costs associated therewith and, to the extent JAMtv requires advertising and promotional services of Wenner Media beyond the scope of the services described in the preceding paragraphs, Wenner Media will provide advertising to JAMtv at a net rate of twenty percent (20%) below the published Rolling Stone rate card then in effect, in accordance with the terms and conditions thereof.

          (g) JAMtv will use reasonable efforts to promote the Rolling Stone Network, including conducting advertising campaigns in various media at its own expense.

     9.  License Fees.  In consideration for the Wenner Media Licenses and the
         ------------
obligations of Wenner Media under this Agreement and the other Affiliation Agreements, provided no Default by Wenner Media exists, JAMtv will pay the License Fees to Wenner Media as follows.

          (a) Year One.  JAMtv will pay $1,000,000 to Wenner Media for the one
              --------
     year period commencing on the later of (i) the Launch Date and (ii) January 6, 1998 and ending on the first anniversary of such First Payment Date, which shall be payable in four (4) equal quarterly installments of $250,000 each. The first installment shall be payable on January 6, 1998, the second installment shall be payable on April 6, 1998, the third installment shall be payable on July 6, 1998, and the fourth installment shall be payable on October 6, 1998.

          (b) Year Two.  JAMtv will pay $1,000,000 to Wenner Media for the one
              --------
     year period commencing on the first anniversary of the First Payment Date and ending on the second anniversary of the First Payment Date, which shall be payable in four (4) equal installments of $250,000 each. The first installment shall be payable on January 6, 1999, the second installment shall be payable on April 6, 1999, the third installment shall be payable on July 6, 1999, and the fourth installment shall be payable on October 6, 1999.

          (c) Year Three.  JAMtv will pay $1,000,000 to Wenner Media for the one
              ----------
     year period commencing on the second anniversary of the First Payment Date and ending on the third anniversary of the First Payment Date, which shall be payable in four (4) equal installments of $250,000 each. The first installment shall be payable on January 6, 2000, the second installment shall be payable on April 6, 2000, the third installment shall be payable on July 6, 2000, and the fourth installment shall be payable on October 6, 2000.

          (d) Escrow of Scheduled License Fees for Years 1 and 2.  The Scheduled
              --------------------------------------------------
     License Fees described in paragraphs (a) and (b) above shall be deposited into escrow by JAMtv on the date hereof and subject to release to Wenner Media in accordance with the terms and conditions of the Escrow Agreement. Any release of funds from the Escrow Agreement to Wenner Media or its designees shall be deemed to be a payment by JAMtv in satisfaction of its payment obligations under this Agreement.

          (e) Scheduled License Fees Following Year 3. From November 10, 2000 to
              ---------------------------------------
     November 10, 2005, Tunes will pay $1,250,000 to Wenner Media for each one year period commencing on each anniversary of the First Payment Date and ending on the next succeeding anniversary of the First Payment Date, which shall be payable in four (4) equal installments of $312,500 each on the January 6, April 6, July 6, and October 6 dates within such one year period. If there shall be a first Renewal Term pursuant to Section 18, JAMtv will pay $1,500,000 to Wenner Media for each one year period commencing on each anniversary of the First Payment Date and ending on the next succeeding anniversary of the First Payment Date, which shall be payable in four (4) equal installments of $375,000 each on the January 6, April 6, July 6, and October 6 dates within such one year period.

          (f) Trigger License Fee.  Upon the first to occur of (i) a Qualified
              -------------------
     Private Offering and (ii) a Qualified Public Offering, JAMtv will pay to Wenner Media, within 30 days after the completion and closing of the applicable Trigger Event, a one time Trigger License Fee (in addition to the Scheduled License Fees payable hereunder but subject to paragraph (f) above) equal to $1,500,000. No Trigger License Fee shall be payable upon a second or later occurring Trigger Event, if any.

     10.  Advertising and Merchandise Revenue.
          -----------------------------------

          (a) JAMtv shall pay Wenner Media an advertising commission equal to twenty-five percent (25%) of the Net Revenue of JAMtv derived from advertisements obtained by, directed by, or otherwise placed on website pages of the Rolling Stone Network by or through the direct efforts of Wenner Media, and ten percent (10%) of the Net Revenue of JAMtv derived from all other advertisements on the Rolling Stone Network. Up to five percent (5%) of the available advertising space on the Rolling Stone Network shall be reserved for Wenner Media's allocation to Rolling Stone advertisers and shall not be subject to the foregoing provision or any payment to JAMtv.

          (b) Wenner Media shall pay JAMtv a commission equal to ten percent (10%) of the Net Revenue derived from the sale of all Rolling Stone Merchandise through the Rolling Stone Network and a commission equal to five percent (5%) of the Net Revenue derived from the sale of all Rolling Stone Merchandise through the Interactive Network other than through the Rolling Stone Network. Notwithstanding the foregoing, subscriptions to Rolling Stone magazine, including, without limitation, those obtained through a subscription solicitation button on the Rolling Stone Network website, shall not be subject to any JAMtv commission.

          (c) Wenner Media and JAMtv acknowledge that from time to time, either or both of the parties will be approached and presented with third party licensing, promotion, marketing and/or advertising opportunities which specifically relate to and/or involve other online or Internet companies, websites, networks or businesses seeking to use Rolling Stone Content or to gain access to features, functionality, or content of the Rolling Stone Network for a fee or other consideration, for online or Internet-related uses. Wenner Media acknowledges that, in accordance with its exclusivity obligations under Section 12, it is prohibited from taking advantage of such third party opportunities without the written consent of JAMtv. Accordingly, Wenner Media and JAMtv agree that any and all revenue obtained from any or all such online or Internet-related transactions to which JAMtv consents shall be shared evenly by the parties hereto except that the finding or originating party (JAMtv or Wenner Media as the case may be) shall be entitled to a fifteen percent (15%) origination commission or finder's fee off the top of any revenues with the remaining revenues being shared equally.

     11.  Taxes.  Each party shall be responsible for any sales, use or other
          -----
tax assessed in connection with the services performed, licenses granted, or programming made available by such party hereunder.

     12.  Exclusivity.  Except for the AOL Rolling Stone Site and any websites
          -----------
associated with foreign editions of Rolling Stone, and except as agreed to by JAMtv pursuant to paragraph (c) of Section 10, JAMtv shall be the exclusive provider of Rolling Stone Content on the Interactive Network and Wenner Media shall not, and shall cause each of its affiliates not to, use, license, grant any right to use, sublicense, or otherwise transfer any right, title or interest in or to the Rolling Stone Content or any content of Rolling Stone magazine to any other person or entity for use in connection with the Interactive Network or in the design, operation, distribution, display, transmission, marketing, advertising, or promotion of goods and services thereon.

     13.  Proprietary Rights.
          ------------------

          (a) Rights Clearances.  Subject to the terms of this Agreement, Wenner
              -----------------
     Media shall obtain the necessary rights clearances and shall be responsible for payment of any license fees or royalties for such rights clearances, including, without limitation, copyright or public performance music license fees (through, for example, ASCAP, BMI or SESAC) for any merchandise or Rolling Stone Content made available by Wenner Media to JAMtv pursuant to this Agreement, except as otherwise provided herein.

          (b) JAMtv Content.  Wenner Media acknowledges that all right, title
              -------------
     and interest in the JAMtv Content and other Proprietary Rights embodied therein are and shall remain in JAMtv and its licensors. Wenner Media shall not acquire any right, title, or interest in the Proprietary Rights created or developed by JAMtv (whether or not incorporating the Rolling Stone Content or Rolling Stone Trademarks) in connection with this Agreement, other than as expressly reserved herein. If any JAMtv Content or segment thereof is provided to Wenner Media on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of JAMtv and shall be returned promptly upon JAMtv's request therefor. Except as expressly provided in this Agreement, Wenner Media is not authorized to, shall not, and shall not authorize any access, transmission, duplication, or any other use whatsoever of any JAMtv Content, any portion thereof, or any derivative work thereof or any other programs or broadcast material which may have been transmitted or distributed by JAMtv to Wenner Media, the Rolling Stone Network or otherwise. Wenner Media will not authorize, cause, permit, or enable any JAMtv Content or portion thereof to be recorded, stored, duplicated, rebroadcast, or otherwise transmitted or distributed or used for any purpose.

          (c) Rolling Stone Content.  JAMtv  acknowledges that all right, title
              ---------------------
     and interest in the Rolling Stone Content and other Proprietary Rights embodied therein are and shall remain in Wenner Media and its licensors. JAMtv shall not acquire any right, title, or interest in the Proprietary Rights created or developed by Wenner Media (whether or not incorporating the JAMtv Content) in connection with this Agreement, other than as expressly granted herein. If any Rolling Stone Content or segment thereof is provided to JAMtv on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of Wenner Media and shall be returned promptly upon termination of this Agreement, except as otherwise provided herein. Except as expressly provided in this Agreement, and with the express understanding that transmission to, access by and syndication of the content of the Rolling Stone Network to JAMtv-affiliated radio stations and clubs is expressly authorized hereunder, JAMtv is not authorized to, shall not, and shall not authorize any access, transmission, duplication, or any other use whatsoever of any Rolling Stone Content, any portion thereof, or any derivative work thereof or any other programs or broadcast material which may have been transmitted or distributed by Wenner Media to JAMtv, the Rolling Stone Network or otherwise. JAMtv shall not challenge Wenner Media's right, title or interest in the Rolling Stone Content or otherwise interfere with Wenner Media's use thereof, except as such use may be inconsistent with any exclusive rights of JAMtv granted pursuant to this Agreement or the other Affiliation Agreements.

          (d)   User Data. Each party shall be deemed a co-owner of User Data.
                ---------
     "User Data" shall mean; (a) all user data collected from the Rolling Stone Network, including without limitation, any information provided by or concerning users of the Rolling Stone Network (other than subscription information obtained by Wenner Media pursuant to Section 10(b)); (b) all user data collected from the Tunes Music Network, including without limitation, any information provided by or concerning users of the Tunes Music Network in all cases where (i) the user linked to the Tunes Music Network from the Rolling Stone Network or (ii) linked to the Rolling Stone Network from the Tunes Music Network. Wenner Media shall have access and the right to use such User Data for any purpose that it deems appropriate without any obligation to obtain consent from Tunes. User Data shall not include any user data or information collected from Rolling Stone Daily Music Connection, which shall be the sole, exclusive property of Wenner Media.

          (e) Confidential Information.  Each party will, to the extent and in
              ------------------------
     accordance with the policies used to protect its own information of similar importance, use its best efforts to refrain from and prevent the use, duplication, or disclosure of during or after the Term any Confidential Information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the limited purpose of performing obligations under this Agreement. Neither party will have an obligation of confidentiality with regard to any information insofar as the same (i) was known to such party prior to disclosure; (ii) is at the time of disclosure publicly available or becomes publicly available other than as a result of a breach of this Agreement; or (iii) is disclosed to such party by a third party not under a duty not to disclose such information. In addition, the confidentiality obligations set forth above will not apply to any Confidential Information which is disclosed pursuant to any law of the United States or any state thereof; the order of any court or governmental agency; or the rules and regulations of any governmental agency. Prior to any disclosure required by law or order of any court or government agency, the disclosing party will notify the other party of the required disclosure. If the required disclosure is to be made within ten (10) days after the disclosing party becoming aware or informed of the obligation to disclose, the disclosing party will notify the other party by the end of the next business day following the day the disclosing party became aware of its disclosure obligation. The parties agree that an impending or existing violation of any provision of this Section by one party would cause the other party irreparable injury for which it would have no adequate remedy at law, and agree that such other party will be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it. The inclusion of copyright notices on any software licensed hereunder does not constitute publication thereof.

          (f) Rolling Stone Trademarks.  JAMtv acknowledges that the Rolling
              ------------------------
     Stone Trademarks and all rights therein (with the exception of those rights expressly granted to JAMtv hereunder) and the goodwill pertaining thereto belong exclusively to Wenner Media. JAMtv's use of the Rolling Stone Trademarks shall inure to the benefit of Wenner Media for all purposes, including without limitation trademark registration. Without limiting the generality of the foregoing, JAMtv shall not challenge the validity of Wenner Media's ownership of any Rolling Stone Trademark or any registration or application for registration thereof or contest the fact that JAMtv's rights under this Agreement are solely those of a licensee, which rights terminate upon termination of this Agreement.

          (g) Publicity.  This Agreement constitutes Confidential Information.
              ---------
     Accordingly, each party shall submit to the other all advertising, written sales promotion, press releases, and other publicity matters relating to this Agreement in which the other party's name or trademark is mentioned or language from which the connection of said name or trademark may be inferred or implied, and neither party shall publish or use such advertising, sales promotion, press releases, or publicity matters without the prior written approval of the other party, which shall not be unreasonably withheld or delayed. However, either party may include the other party's name and a mutually agreed factual description of the work performed under this Agreement in employee communications, in internal business planning documents, in its reports to stockholders or offering memoranda, and whenever required by reason of legal, accounting, or regulatory requirements; provided that prior to such disclosure the party whose name is mentioned has not less than seven (7) days to review and comment on such disclosure.

     14.   Registration and Protection.
           ---------------------------

          (a) Copyright Registration.  Except as otherwise expressly authorized
              ----------------------
     by Wenner Media, all registrations and applications for registration of copyright in the Rolling Stone Content shall be in the name of Wenner Media. JAMtv, when requested by Wenner Media, shall assist and cooperate with Wenner Media in connection with any such filings at Wenner Media's expense.

          (b) Actions Affecting Validity.  Wenner Media shall not take any
              --------------------------
     action, not fail to take any action, and use its best efforts not to permit any action to be taken by others, which would in any respect affect the validity or enforcement of the Wenner Media Licenses or the rights in the Rolling Stone Content granted to JAMtv herein.

          (c) Copyright Notice.  JAMtv shall (i) place notices of copyright in a
              ----------------
     manner consistent with Wenner Media's placement thereof on the Rolling Stone Content which is published by JAMtv, (ii) displaying on one or more screens of any web site operated by JAMtv a legend reasonably calculated to warn users that such web site contains proprietary material which may not be copied without permission, and (iii) display artist attribution or credits as reasonably requested by Wenner Media on the Rolling Stone Content which is published by JAMtv.

          (d) Trademark Registration.  Wenner Media shall be responsible for the
              ----------------------
     prosecution and maintenance of trademark registrations of the Rolling Stone Trademarks. JAMtv shall cooperate with Wenner Media at Wenner Media's expense, and shall execute any documents required by Wenner Media and supply Wenner Media with a reasonable number of specimens to assist Wenner Media, in the registration, enforcement, or maintenance of any Rolling Stone Trademark or recordal of JAMtv as a registered user or licensee. JAMtv agrees not to register, or attempt to register, any Rolling Stone Trademark or any confusingly similar mark in its own name or any other name, or to use any Rolling Stone Trademark or any confusingly similar mark in commerce other than as provided herein.

          (e) Third Party Infringement.  In the event that either party learns
              ------------------------
     of any infringement, misappropriation or unauthorized use of (i) any of the Rolling Stone Trademarks in connection with the Rolling Stone Network or similar products or services, or (ii) any of the Rolling Stone Content, then the party with such knowledge shall promptly notify the other party thereof. Wenner Media shall take such actions as it determines are reasonably necessary or desirable in its sole discretion. JAMtv shall not undertake any action without the prior written consent of Wenner Media, which consent shall not be unreasonably withheld with respect to any infringement or misappropriation of the Rolling Stone Content or the Rolling Stone Trademarks in connection with the Interactive Network or similar products or services. Wenner Media shall promptly notify JAMtv as to whether Wenner Media wishes to prosecute or settle any action with respect thereto. JAMtv agrees to cooperate with and assist Wenner Media in taking whatever action Wenner Media determines to be reasonably necessary or desirable. Wenner Media shall reimburse JAMtv for its reasonable out-of-pocket attorneys' fees and other costs incurred in investigating, prosecuting or settling any such claim, suit, damage or loss.

          (f) Third Party Claims.  If any claim is asserted against either party
              ------------------
     alleging that any of the Rolling Stone Content or Rolling Stone Trademarks infringes, misappropriates or otherwise violates a third party's rights, then the party against whom such claim was asserted shall promptly notify the other party. If such claim is asserted against JAMtv, Wenner Media shall promptly notify JAMtv whether Wenner Media wishes to conduct a defense or settlement of any such claim on behalf of JAMtv. Should Wenner Media elect to conduct such a defense or settlement, Wenner Media shall have sole control of such defense and any settlement of such claim. JAMtv shall afford Wenner Media every reasonable assistance in regard to Wenner Media's defense of any such claim. Should Wenner Media not elect to conduct such a defense or settlement, JAMtv may elect to conduct its own defense or settlement, and Wenner Media shall afford JAMtv every reasonable assistance in regard to JAMtv's defense of any such claim and Wenner Media shall name itself as a party to such an action if requested by JAMtv. Wenner Media shall reimburse JAMtv for its reasonable out-of-pocket attorneys' fees and other costs incurred in connection with investigating or defending any such claim, suit, damage or loss.

     15.  Representations and Warranties of Wenner Media.
          ----------------------------------------------

          (a) Corporate Existence and Standing.  Wenner Media is duly organized
              --------------------------------
     under the laws of the state of Delaware and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other Affiliation Agreements to which it is a party.

          (b) Authorization and Validity.  The execution and delivery of this
              --------------------------
     Agreement and the other Affiliation Agreements by Wenner Media have been duly authorized by proper corporate proceedings, and this Agreement and the other Affiliation Agreements, upon their execution and delivery, will constitute legal, valid and binding obligations of Wenner Media, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

          (c) No Conflict; Approvals.  The execution, delivery and performance
              ----------------------
     of this Agreement and the other Affiliation Agreements by Wenner Media, the consummation by Wenner Media of the transactions contemplated therein, and compliance by Wenner Media with the provisions thereof (including, without limitation, its exclusivity obligations hereunder), will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Wenner Media or its articles of incorporation or its by-laws or the provisions of any instrument or agreement to which Wenner Media is a party or is subject, or by which it, or its property, is bound (including, without limitation, any such instrument or agreement with America Online or Microsoft Corporation), or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement and the other Affiliation Agreements, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by Wenner Media, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

          (d) Intellectual Property.  Wenner Media represents and warrants that
              ---------------------
     (i) it has the full power and authority to grant the Wenner Media Licenses (as limited by the Third Party Restrictions) and the other rights granted hereunder, (ii) it is not aware of and has not received any oral or written notice of any claims adverse to Wenner Media's rights in the Rolling Stone Content or Rolling Stone Trademarks, or that the Rolling Stone Content or Rolling Stone Trademarks infringe upon the proprietary rights of any third party, (iii) it has not granted to any other party any rights to use the Rolling Stone Content or Rolling Stone Trademarks in connection with the Interactive Network (except for the AOL Rolling Stone Site and in connection with the Microsoft Button and the PointCast College Network),
     (iv) subject to the Third Party Restrictions, the exercise of the rights granted JAMtv hereunder will not now or hereafter in any manner constitute an infringement or other violation of any trademark, trade name, service mark, copyright, trade secret, patent, or other intellectual property or proprietary rights of any person, or the publicity, publication, display, attribution, integrity, approval, performance, moral, or privacy rights of any person or entity and (v) the Rolling Stone Content is not obscene.

     16.  Representations and Warranties of JAMtv.
          ---------------------------------------

          (a) Corporate Existence and Standing.  JAMtv is duly organized and
              --------------------------------
     existing in good standing under the laws of the state of Delaware and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement and the other Affiliation Agreements to which it is a party.

          (b) Authorization and Validity.  The execution and delivery of this
              --------------------------
     Agreement and the other Affiliation Agreements by JAMtv have been duly authorized by proper corporate proceedings, and this Agreement and the other Affiliation Agreements, upon their execution and delivery, will constitute legal, valid and binding obligations of JAMtv, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

          (c) No Conflict; Approvals.  The execution, delivery and performance
              ----------------------
     of this Agreement and the other Affiliation Agreements by JAMtv, the consummation by JAMtv of the transactions contemplated therein, and compliance by JAMtv with the provisions thereof, will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on JAMtv or its articles of incorporation or its by-laws or the provisions of any instrument or agreement to which JAMtv is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement and the other Affiliation Agreements, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by JAMtv, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

          (d) Intellectual Property.  JAMtv represents and warrants that (i) it
              ---------------------
     has the full power and authority to provide the JAMtv Content to the Rolling Stone Network, (ii) it is not aware of and has not received any oral or written notice of any claims adverse to JAMtv's rights in the JAMtv Content, or that the JAMtv Content infringes upon the proprietary rights of any third party, (iii) the use of the JAMtv Content on the Rolling Stone Network as contemplated hereunder will not now or hereafter in any manner constitute an infringement or other violation of any trademark, trade name, service mark, copyright, trade secret, patent, or other intellectual property or proprietary rights of any person, or the publicity, publication, display, attribution, integrity, approval, performance, moral, or privacy rights of any person or entity and (iv) JAMtv Content is not obscene.

          (e)  Financials.  The unaudited balance sheet of JAMtv as of October
               ----------
     31, 1997, and a schedule of the capitalization of JAMtv as of the date hereof are attached hereto as Schedule 5.
                                   -----------

     17.  Conditions Precedent.  The obligations of JAMtv and Wenner Media
          --------------------
hereunder shall be subject to the satisfaction of the following conditions precedent.

          (a) JAMtv.  JAMtv (i) shall have executed and delivered to Wenner
              -----
     Media: (A) the Escrow Agreement, and (B) the Warrant, and (ii) shall have deposited the Escrow License Fees in accordance with the Escrow Agreement; and

          (b) Wenner Media.  Wenner Media shall have executed and delivered to
              ------------
     JAMtv the Escrow Agreement.

     18.  Term.
          ----

          (a) Initial Term. The Initial Term of this Agreement shall be eight
              ------------
     (8) years which shall commence on the 10th day of November 1997 and continue until November 10, 2005, unless earlier terminated as provided in
     Section 20.

          (b)  Renewal Term. "(b)  Renewal Term. In the event that as of the
               ------------        ------------
     expiration of the Initial Term Tunes has successfully consummated a Qualified Public Offering of its stock and has a market capitalization no less than $500 million or Tunes has been acquired by another person and such person or the ultimate parent of such person has a market capitalization of no less than $1 billion, this Agreement shall be automatically renewed for a first Renewal Term of five (5) years at the expiration of the Initial Term. This Agreement may thereafter continue for additional Renewal Terms upon the mutual agreement of the parties hereto."

     19.  Default.  A Default shall mean the occurrence of any of the following:
          -------

          (a) Technical Support.  If JAMtv fails  to maintain the technical
              -----------------
     reliability reasonably required to make the Rolling Stone Network available in all respects on commercially reasonable terms (excepting regularly scheduled maintenance downtime, network and other outages not due to the actions or fault of JAMtv, delays or other problems associated with or due to any failures on the part of Wenner Media to timely perform any of its obligations hereunder) and JAMtv shall not have materially improved such reliability or availability within 30 days after receiving written notice thereof from Wenner Media; provided, however, that it shall be deemed a Default if the Rolling Stone Network is "down" or otherwise unavailable for reasons other than the foregoing exceptions for a total of more than twenty-four (24) total hours or twelve (12) consecutive hours in any 60-day period.

          (b) Payment Default.  JAMtv fails to pay (whether directly or through
              ---------------
     a direction given under the Escrow Agreement) any License Fee or payment obligation under Section 9 or any portion thereof required to be paid to Wenner Media hereunder within 30 days after the date such fee or payment became due hereunder.

          (c) Trademark Misuse.  JAMtv breaches its obligations with respect to
              ----------------
     the Rolling Stone Trademarks under Section 6 and fails to cure such breach within 30 days after receiving written notice thereof from Wenner Media.

          (d)  Change of Control.
               -----------------

          (i) Tunes (x) is acquired, or enters into an agreement to be acquired (in each case, whether by acquisition, merger, consolidation or otherwise) by, or (y) transfers or agrees to transfer (A) all or substantially all of its assets to, or (B) beneficial ownership of a majority of the voting and/or economic interest in the capital stock of Tunes to, or

               (ii) the power (whether or not exercised) to elect a majority of the members of the board of directors of Tunes or to cause the direction of the management and policies of Tunes is acquired by, in each case, any entity, other than a Permitted Transferee (as defined below), reasonably deemed by Wenner Media to be a competitor of Wenner Media, or otherwise unacceptable to Wenner Media. "Permitted Transferee" shall mean each entity set forth on Schedule 19(d) attached hereto.

          (e) Other Default by JAMtv.  JAMtv fails to provide any or all of the
              ----------------------
     JAMtv Content in a timely fashion and in the form and manner specified herein or breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 60 days after receiving written notice thereof from Wenner Media.

          (f) Performance Default by Wenner Media.  Wenner Media fails to
              -----------------------------------
     provide any or all of the Rolling Stone Content in a timely fashion and in the form and manner specified herein or breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 60 days after receiving written notice thereof from JAMtv.

          (g) Insolvency.  (i) Either party admits in writing in any proceeding
              ----------
     its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, (ii) any proceeding is instituted by such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, (iii) there shall be commenced against such party any case, proceeding or other action of a nature referred to in clause (ii) which results in the entry of an order for relief or any adjudication that it is bankrupt or insolvent or which remains undismissed, undischarged, unstayed or unbounded for a period of 60 days, or (iv) either party takes any corporate action to authorize any of the actions set forth in this paragraph.

     20.  Effect of Default.
          -----------------

          (a) Termination by JAMtv.  JAMtv may terminate this Agreement if a
              --------------------
     Default by Wenner Media occurs, which termination shall be effective upon 30 days' written notice to Wenner Media from JAMtv. If this Agreement is terminated by JAMtv for such Default, JAMtv shall have no further obligation to pay the License Fees and any amounts remaining subject to the Escrow Agreement shall be returned to JAMtv promptly.

          (b) Termination by Wenner Media. "If this Agreement is terminated by
              ---------------------------
     Wenner Media for such Default, Tunes shall have no further obligation to pay the License Fees other than to pay to Wenner Media any amounts remaining subject to the Escrow Agreement or, if no such amounts remain, the next quarterly payment of the License Fees due pursuant to Section 9;

     provided, however, that in the event of a Default pursuant to paragraph (d)
     --------  -------
     of Section 19 in which the Transferee is a public company, Tunes shall have no further obligation to pay the License Fees and any amounts remaining subject to the Escrow Agreement shall be returned to Tunes promptly.

          (c) Effect of Termination.  Upon expiration or termination of this
              ---------------------
     Agreement, the Wenner Media Licenses shall terminate and JAMtv shall no longer be entitled to receive from Wenner Media any additional Rolling Stone Content and shall no longer use any Rolling Stone Content or Rolling Stone Trademarks; provided, however, that upon expiration or termination by JAMtv, the parties will negotiate in good faith for a royalty-bearing license commencing upon termination of the Wenner Media Licenses to use Archival Rolling Stone Content on such terms and conditions as may be mutually agreed by the parties. To the extent that the parties are unable to agree on such a license, JAMtv shall provide to Wenner Media all materials containing Rolling Stone Content (including any electronic versions thereof on magnetic or other storage media).

          (d) Termination Not Exclusive Remedy.  Termination of this Agreement
              --------------------------------
     by either party hereunder shall not preclude any other rights or remedies to which such party may be entitled.

     21.  Force Majeure.  Neither party will have any liability hereunder if
          -------------
performance by such party shall be prevented, interfered with or omitted because of labor dispute, failure of facilities, act of God, natural disaster, laws, government or court action, or any other cause beyond the control of the party so failing to perform hereunder.

     22.  Limitation of Liability; Indemnification; Insurance.
          ---------------------------------------------------

          (a) Limitation of Liability.  EXCEPT FOR INDEMNIFICATION OBLIGATIONS,
              -----------------------
     IF ANY, OF A PARTY FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS PURSUANT TO PARAGRAPH (D) OF SECTIONS 15 AND 16, OR WENNER MEDIA'S INDEMNIFICATION OBLIGATIONS, IF ANY, FOR PRODUCT CLAIMS WITH RESPECT TO THE ROLLING STONE MERCHANDISE PURSUANT TO PARAGRAPH (C) BELOW, (I) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (INCLUDING LOSS OF GOOD WILL OR BUSINESS PROFITS), OR EXEMPLARY OR PUNITIVE DAMAGES AND (II) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR DIRECT DAMAGES IN EXCESS OF THE AGGREGATE FEES PAID BY THE PARTIES UNDER THIS AGREEMENT. NO OFFICER, DIRECTOR, MANAGER, MEMBER, OR EMPLOYEE OF EITHER PARTY SHALL HAVE ANY PERSONAL LIABILITY UNDER THIS AGREEMENT AND THE OTHER PARTY HEREBY HOLDS SUCH PERSONS HARMLESS FOR ANY LIABILITY HEREUNDER.

          (b) Limitation of Warranties.  (i)  JAMTV WILL MAKE THE JAMTV CONTENT,
              ------------------------
     THE JAMTV HOSTING SERVICES, AND OTHER SERVICES AVAILABLE IN ACCORDANCE WITH THE TERMS HEREOF ON A COMMERCIALLY REASONABLE BASIS, AND DOES NOT WARRANT OR GUARANTEE THAT THE AVAILABILITY THEREOF WILL BE FREE FROM ERRORS IN COMMUNICATIONS OR TRANSMISSION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, JAMTV EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.
     (II) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WENNER MEDIA EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE. (III) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY ENDORSES, WARRANTS, OR GUARANTEES ANY PRODUCT OR SERVICE OFFERED THROUGH THE ROLLING STONE NETWORK AND NEITHER PARTY WILL BE A PARTY TO OR IN ANY WAY MONITOR ANY TRANSACTION BETWEEN ANY PERSON AND ANY THIRD PARTY PROVIDERS OF PRODUCTS OR SERVICES.

          (c) Indemnification.  JAMtv will indemnify Wenner Media, its officers,
              ---------------
     directors, managers, employees, agents, and telecommunications providers against all claims, damages, losses, costs and expenses (including attorneys' fees) which Wenner Media may incur as a result of JAMtv's breach of any representation, warranty, or covenant contained in this Agreement. Wenner Media will indemnify JAMtv, its officers, directors, managers, employees, agents, and telecommunications providers against all claims, damages, losses, costs and expenses (including attorneys' fees) which JAMtv may incur as a result of Wenner Media's breach of any representation, warranty, or covenant contained in this Agreement, or any product liability claims made by any party with respect to the Rolling Stone Merchandise. This paragraph shall not be in limitation of any other indemnification obligations of the parties set forth in the other Affiliation Agreements.

          (d)  Insurance.  Each of JAMtv and Wenner Media agrees to maintain
               ---------
     comprehensive general liability insurance, including contractual and product liability insurance in the amount of $5 million per incident and $5 million umbrella excess coverage.

     23.   Representation on Board.  During the Term, Wenner Media shall have
           -----------------------
the right to appoint one member of JAMtv's Board of Directors.

     24.  Miscellaneous.
          -------------

          (a) Governing Law.  Any question as to the validity, construction or
              -------------
     performance of this Agreement shall be construed in accordance with and subject to the substantive laws (as opposed to the conflicts of laws provisions) of the State of New York and, where applicable, the laws of the United States.

          (b) Jurisdiction.  JAMtv and Wenner Media agree that all claims,
              ------------
     disputes, or controversies between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, whether arising at law or equity in contract, tort, equity, or otherwise, if pursued in court shall be resolved only by state or federal courts located in New York County, New York, but each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of New York County, New York. Each party hereto waives in all disputes any objection that it may have to the location of the court considering the dispute. Each party consents that service of process may be effected by certified or registered mail, return receipt requested, to the address set forth below each party's signature to this Agreement.

          (c) Unforeseen Circumstances.  Due to the rate of change in Internet
              ------------------------
     businesses and the high degree of uncertainty as to the competitive environment, the parties agree to use their reasonable good faith efforts in the event of unforeseen circumstances or other material external changes which may require further discussions and negotiations leading to amendments to this Agreement, if any, to be mutually agreed upon between the parties.

          (d) Entire Agreement.  This Agreement, together with the other
              ----------------
     Affiliation Agreements, contain the entire understanding between JAMtv and Wenner Media with respect to its subject matter, supersedes all previous oral or written agreements or understandings between them with respect thereto, and shall not be modified except by a writing signed by all parties hereto.

          (e) No Waiver.  No waiver by either party or any breach of this
              ---------
     Agreement by the other shall be deemed to be a waiver of any preceding, or subsequent breach thereof. Any waiver must be in writing executed by the waiving party.

          (f) Partial Invalidity.  If any portion of the Agreement shall be held
              ------------------
     to be illegal, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein. Additionally, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar to such former provision as shall be legal, valid and enforceable.

          (g) Notices.  Except as otherwise expressly provided herein, all
              -------
     notices and other communications required or desired to be served, given, or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified at the respective addresses set forth on the signature page hereto or, as to each party, at such other address as designated by such party in a written notice to the other party. Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by telecopy. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of seven (7) days after its deposit in the United States mail and notice sent as provided in clause (iv) above shall be effective upon transmission. Notice given in any other manner des-
     cribed in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee
              --------  -------
     and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

          (h) Section Headings.  Section and Paragraph headings used herein are
              ----------------
     for informational purposes only and shall not define nor limit the provisions of this Agreement.

          (i) Successors and Assigns. This Agreement shall be binding upon and
              ----------------------
     inure to the benefit of Tunes and its successors and assigns and Wenner Media and its successors and assigns permitted hereunder; provided, however, that neither party hereto shall assign, subcontract or otherwise delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, and further provided that no consent shall be required by Wenner Media with respect to an assignment of this Agreement, whether by operation of law or otherwise, in connection with the sale of all or substantially all of the stock or assets of Tunes to a Permitted Transferee or in connection with a merger, consolidation, or other reorganization of Tunes with a Permitted Transferee.

          (j) Independent Contractors.  Each party agrees it is and will be an
              -----------------------
     independent contractor as to the other party and not an agent, employee, partner or joint venturer of or with the other party. Without limiting the foregoing, neither party nor any officer or employee of such will have any right to bind the other party, to make any representations or warranties on behalf of the other, to accept service of process, to receive notice, or to perform any act or thing on behalf of the other party other than as expressly authorized by such other party in its sole discretion. JAMtv shall not be obligated to pay any fees or other compensation to Wenner Media in connection with the transactions contemplated by this Agreement other than as expressly contemplated by Sections 9, 10 and 17 of this Agreement.

          (k) Counterparts.  This Agreement may be executed in any number of
              ------------
     counterparts, each such counterpart shall be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Affiliation Agreement as of the day and year first above written.

                         STRAIGHT ARROW PUBLISHERS COMPANY, L.P.

                         By: _________________________________
                              Name:
                              Title:

                         1290 Avenue of the Americas
                         New York, NY  10104
                         Attn.:  Tom Cohen
                         Facsimile:  (212) 484-4290


                         JAMTV CORPORATION

                         By: _________________________________
                             Name:  Howard A. Tullman
                             Title:  Chief Executive Officer

                         640 N. LaSalle Street
                         Suite 560
                         Chicago, IL  60610
                         Attn.: Howard A. Tullman
                         Facsimile:  (312) 642-0616

                 AMENDMENT NO. 1 TO THE AFFILIATION AGREEMENT

     AMENDMENT NO. 1 (the "Amendment"), dated as of October 8, 1999, amending the Affiliation Agreement (the "Affiliation Agreement"), dated as of November 10, 1997, by and between Tunes.com Inc., a Delaware corporation formerly known as JAMtv Corporation ("Tunes"), and Straight Arrow Publishers Company, L.P., a Delaware limited partnership ("Wenner Media").

     WHEREAS, Tunes and Wenner Media are party to a certain Affiliation Agreement, dated as of November 10, 1997 (the "Affiliation Agreement") and Tunes has issued to Wenner Media a warrant dated November 10, 1997 to purchase shares of its common stock, par value $.01 per share (the "Warrant");

     WHEREAS, Tunes and Wenner Media desire to amend certain terms of the Affiliation Agreement in accordance with the terms set forth below;

     WHEREAS, in consideration for and as inducement to Wenner Media entering into this Amendment, subject to the effectiveness of this Amendment, Tunes shall issue to Wenner Media a warrant to purchase shares of common stock, par value $.01 per share of Tunes for the number of shares of common stock of Tunes equal to 18.5% of the outstanding stock of Tunes computed on a fully-diluted basis as of the date of issuance of such warrant (the "Second Warrant"); and

     WHEREAS, as a condition and inducement to Wenner Media's entering into this Amendment, Tunes has agreed to amend the Amended and Restated Registration Rights Agreement (the "Existing Registration Rights Agreement"), dated as of May 4, 1999, by and among Tunes and the investors named on the signature pages and schedules thereto (as so amended, the "New Registration Rights Agreement") to add Wenner Media as a party thereto and to grant Wenner Media registration rights at least as favorable as the registration rights of the Investors (as defined in the Existing Registration Rights Agreement) party to the Existing Registration Rights Agreement, and the effectiveness of this Agreement is conditioned on the execution of the New Registration Rights Agreement in form and substance reasonably satisfactory to Wenner Media on or prior to December 8, 1999.

     NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein by this reference), the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tunes and Wenner Media hereby agree as follows:

       1.       Effectiveness. The effectiveness of this Amendment is subject to
                -------------
and conditioned upon the execution of the New Registration Rights Agreement which shall (i) provide that Wenner Media is added as a party thereto and (ii) grant to Wenner Media registration rights at least as favorable as those of the Investors party to the Existing Registration Rights Agreement in form and substance reasonably satisfactory to Wenner Media on or prior to December 8, 1999. In the event that the New Registration Rights Agreement is not executed in form and substance reasonably satisfactory to Wenner Media on or prior to December 8, 1999, this Amendment shall be null and void and of no force and effect and no party shall have any rights hereunder. Simultaneous with the delivery to Wenner Media of the

New Registration Rights Agreement, Tunes shall deliver to Wenner Media the Second Warrant duly issued in the form attached hereto as Exhibit A.

       2.       Capitalized Terms. Capitalized terms used herein and not
                -----------------
otherwise defined herein shall have the meanings provided therefor in the Affiliation Agreement.

       3. The Affiliation Agreement shall be amended such that all references to "JAMtv Corporation" or the defined term "JAMtv" shall be deemed to be references to "Tunes.com Inc." and the defined term "Tunes."

       4. The definition of "Rolling Stone Network in Section 1 of the Affiliation Agreement is hereby amended by deleting each such definition and inserting in lieu thereof the following:

                "Rolling Stone Network" shall mean the Rolling Stone.com Web site or any Rolling Stone-branded successor of such Web site operated by Tunes pursuant to this Agreement, as updated, modified, or supplemented from time to time."

       5. Notwithstanding Section 12 or any other provision of the Affiliation Agreement, Wenner Media retains the unrestricted right to advertise, market, promote and sell both subscriptions and renewal subscriptions for any Wenner Media magazine title on any Interactive Network without any obligation to obtain consent from Tunes or to share revenue or pay commissions on sales derived from such subscriptions or subscription renewals; provided however, that in the case of sales of magazine subscriptions and renewal subscriptions for Rolling Stone magazine on the Interactive Network, such promotions shall link to subscription pages of the Rolling Stone Network. In furtherance of the foregoing, it is understood that (a) the advertisement, marketing, promotion and/or sales of subscriptions or renewal subscriptions of Wenner Media magazine titles shall not be deemed a "third party opportunity" under Section 10(c) of the Affiliation Agreement; (b) such subscriptions shall not be considered "Rolling Stone Merchandise" for purposes of this Section; and (c) subscriptions or renewal subscriptions shall not be, for any purpose, related to the calculation or payment of revenue under the Affiliation Agreement. In accordance with Section 13(d) of the Affiliation Agreement, any and all data obtained through subscription or subscription renewal efforts shall remain the sole, exclusive property of Wenner Media, without exception, including those subscriptions obtained through the subscription solicitation button on the Rolling Stone Network website.

       6. Each of Sections 9(a), (b), (c) and (e) of the Affiliation Agreement is hereby amended by deleting each such section and inserting in lieu thereof the following:

                "(a) Year One.  Tunes will pay $1,000,000 to Wenner Media for
                     --------
          the one year period commencing on March 1, 1998 (the "Commencement Date"), which shall be payable in four (4) equal quarterly installments of $250,000 each. The first installment shall be payable on January 6, 1998, the second installment shall be payable on April 6, 1998, the third installment shall be payable on July 6, 1998, and the fourth installment shall be payable on October 6, 1998.

                 (b) Year Two.  Tunes will pay $1,000,000 to Wenner Media for
                     --------
          the one year period commencing on the first anniversary of the Commencement Date, which shall be payable in four (4) equal installments of $250,000 each. The first installment shall be payable on January 6, 1999, the second installment shall be payable on April 6, 1999, the third installment shall be payable on July 6, 1999, and the fourth installment shall be payable on October 6, 1999.

                 (c) Year Three.  Tunes will pay $1,000,000 to Wenner Media for
                     ----------
          the one year period commencing on the second anniversary of the Commencement Date, which shall be payable in four (4) equal installments of $250,000 each. The first installment shall be payable on January 6, 2000, the second installment shall be payable on April 6, 2000, the third installment shall be payable on July 6, 2000, and the fourth installment shall be payable on October 6, 2000."

                 (d) Scheduled License Fees for Renewal Term(s). Tunes will pay
                     ------------------------------------------
          $1,250,000 to Wenner Media for each one year period commencing on each anniversary of the Commencement Date during the period of March 1, 2001 through February 28, 2006, and $1,500,000 for each one year period commencing on each anniversary of the Commencement Date during the period of March 1, 2006 through February 28, 2011. License fees for each annual period during such term shall be payable in four (4) equal installments on each of January 1, April 1, July 1, and October 1 dates of the year in which such annual period commences (i.e., the
                                                                     ---
          payments in respect of the annual period commencing March 1, 2001 shall be made on January 1, April 1, July 1 and October 1, 2001.) If there shall be a first Renewal Term pursuant to Section 18, Tunes will pay to Wenner Media $1,500,000, plus an amount equal to the percentage increase in the Consumer Price Index for the immediately preceding year, for each one year period commencing on each anniversary of the First Payment Date during the Renewal Term, which shall be payable in four (4) equal installments each on the January 1, April 1, July 1, and October 1 dates of the year in which such annual period commences."

       7. Section 13(d) of the Affiliation Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

          "Each party shall be deemed a co-owner of User Data. "User Data" shall mean all user data collected from the Rolling Stone Network, including without limitation, any information provided by or concerning users of the Rolling Stone Network (other than subscription information obtained by Wenner Media pursuant to Section 10(b)). During the Term, each party shall have the right to use such User Data only for internal purposes, unless it obtains the consent of the other party. Notwithstanding the foregoing, during the Term, Wenner Media may communicate with or solicit users of the Rolling Stone Network using User Data through the Rolling Stone Network and through the Rolling Stone branded newsletters offered on the Rolling Stone Network (the "Newsletters"). Wenner Media may solicit subscribers of the Newsletters who have opted-in to receive such solicitations, with offers of any kind, once per calendar month during the Term. Such solicitations shall be solely through an email facilitated through Tunes on behalf of Wenner Media. With respect to the Rolling Stone Daily Music Connection, Wenner Media shall retain sole and exclusive control over the content of the daily emails sent to subscribers. Notwithstanding the foregoing, the form and content of all communications, including the Rolling Stone Daily Music Connection, shall be consistent with the terms of this Agreement, including, without limitation, Section 10(c)."

       8. Section 18 (a) of the Affiliation Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

          "(a)  Initial Term.  The Initial Term of this Agreement shall commence
                ------------
          on the 10th day of November 1997 and continue until February 28, 2011, unless earlier terminated as provided in Section 20."

       9. Section 18 (b) of the Affiliation Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

          "(b)  Renewal Term. In the event that as of the expiration of the
                ------------
          Initial Term Tunes has successfully consummated a Qualified Public Offering of its stock and has a market capitalization no less than $1 billion or Tunes has been acquired by another person and such person or the ultimate parent of such person has a market capitalization of no less than $2 billion, this Agreement shall be automatically renewed for a first Renewal Term of five (5) years at the expiration of the Initial Term. This Agreement may thereafter continue for additional Renewal Terms upon the mutual agreement of the parties hereto."

       10. Section 19(d) of the Affiliation Agreement is hereby deleted such section and inserting in lieu thereof the following:

          "(d)  Change of Control.
                -----------------

               (i)Tunes (x) is acquired, or enters into an agreement to be acquired (in each case, whether by acquisition, merger, consolidation or otherwise) by, or (y) transfers or agrees to transfer (A) all or substantially all of its assets to, or (B) beneficial ownership of a majority of the voting and/or economic interest in the capital stock of Tunes to, or

               (ii) the power (whether or not exercised) to elect a majority of the members of the board of directors of Tunes or to cause the direction of the management and policies of Tunes is acquired by, in each case, any entity, other than a Permitted Transferee (as defined below), reasonably deemed by Wenner Media to be a competitor of Wenner Media, or otherwise unacceptable to Wenner Media. "Permitted Transferee" shall mean each entity set forth on Schedule 19(d) attached hereto as such Schedule may be amended from time to time with the addition of entities that Wenner Media has consented to be deemed Permitted Transferees; provided, however, that no such entity shall be deemed a Permitted Transferee unless and until such entity has agreed in writing to expressly assume the obligations of Tunes under this Agreement and the obligations of the Issuer (as such term is defined in the Warrant and the Second Warrant) under the Warrant and the Second Warrant."

       11. Section 20(b) of the Affiliation Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

          "Wenner Media may terminate this Agreement if a Default by Tunes occurs, which termination shall be effective upon 30 days' written notice to Tunes from Wenner Media. If this Agreement is terminated by Wenner Media for such Default, Tunes shall have no further obligation to pay the License Fees other than to pay to Wenner Media any amounts remaining subject to the Escrow Agreement or, if no such amounts remain, the next quarterly payment of the License Fees due pursuant to
          Section 9; provided, however, that in the event of a Default pursuant
                     --------  -------
          to paragraph (d) of Section 19 in which the Transferee is a public company, Tunes shall have no further obligation to pay the License Fees and any amounts remaining subject to the Escrow Agreement shall be returned to Tunes promptly."

       12. Section 24(i) of the Affiliation Agreement is hereby deleted in its entirety and replaced with the following:

          "(i)  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
     and inure to the benefit of Tunes and its successors and assigns and Wenner Media and its successors and assigns permitted hereunder; provided, however, that neither party hereto shall assign, subcontract or otherwise delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, and further provided that no consent shall be required by Wenner Media with respect to an assignment of this Agreement, whether by operation of law or otherwise, in connection with the sale of all or substantially all of the stock or assets of Tunes to a Permitted Transferee or in connection with a merger, consolidation, or other reorganization of Tunes with a Permitted Transferee."

       13. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Affiliation Agreement or any of the documents referred to therein. Wherever the Affiliation Agreement is referred to in the Affiliation Agreement or in any other agreements, documents and instruments, such reference shall be to the Affiliation Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Affiliation Agreement shall continue in full force and effect.

       14. In the event of any inconsistency or conflict between this Amendment and the Affiliation Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

       15. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       16.     Wenner Media hereby irrevocably waives the requirement under
Section 5(e) of the Warrant that any Acquiring Person or any Parent of the Acquiring Person (all as defined in the Warrant) be required to file, and in each of its three fiscal years immediately preceding the date of the consummation of a transaction described in Section 5(e) has filed reports with the Securities and Exchange Commission pursuant to section 13 or section 15(d) of the Exchange Act (as defined in the Warrant) if (a) such Acquiring Person or any Parent of the Acquiring Person is a Permitted Transferee or otherwise not deemed by Wenner Media to be a competitor of Wenner Media or otherwise unacceptable to Wenner Media in accordance with Section 19(d) of the Affiliation Agreement and (b) concurrently with the consummation of such transaction, the Acquiring Person shall expressly assume in writing the obligations of the Issuer (as such term is defined in the Warrant) under the Warrant.

       17. Notwithstanding anything to the contrary set forth herein or in the Warrant, the parties agree that the provisions of Sections 5(m), 5(n), and 5(o) of the Warrant shall not apply to any transactions following the acquisition of Tunes by Permitted Transferee that expressly assumes in writing the obligations of the Issuer under the Warrant and the Second Warrant (in each case as defined therein).

       18. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF
LAW.

                             [Signature Page To Follow]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

                    STRAIGHT ARROW PUBLISHERS COMPANY, L.P.

                    By: _________________________________
                         Name:
                         Title:

                    1290 Avenue of the Americas
                    New York, NY  10104
                    Attn.:  John Lagana
                    Facsimile:  (212) 484-4290


                    TUNES.COM INC.

                    By: _________________________________
                         Name:  Howard A. Tullman
                         Title: Chief Executive Officer

                    640 N. LaSalle Street
                    Suite 560
                    Chicago, IL  60610
                    Attn.:  Howard A. Tullman
                    Facsimile:  (312) 654-1099